UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2023

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NKTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On August 7, 2023 Nektar Therapeutics (“Nektar”) posted slides on its website (www.nektar.com) containing additional information related to the clinical data discussed in Item 8.01 below. A copy of the slides is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and it shall not be incorporated by reference into any other filing with the Securities and Exchange Commission made by Nektar, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

On August 7, 2023, Nektar announced corrected efficacy data in connection with the Phase 1b study of rezpegaldesleukin in atopic dermatitis and the Phase 1b study of rezpegaldesleukin in psoriasis, studies which were conducted by Eli Lilly and Company (“Lilly”), Nektar’s former collaborator. A copy of the press release issued in connection with the announcement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Slides Titled “Rezpegaldesleukin (REZPEG) Corrected Phase 1b Dataset for Studies of REZPEG in Atopic Dermatitis and Psoriasis”
99.2	Press Release Titled “Nektar Announces Promising New and Corrected Rezpegaldesleukin Efficacy Data Which Were Previously Reported in 2022 and Incorrectly Calculated by Former Collaborator Eli Lilly & Company”
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

Date: August 7, 2023	By:	/s/ Mark A. Wilson
Mark A. Wilson
Chief Legal Officer and Secretary

2